EXHIBIT (d)(8)

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.
666 Fifth Avenue
New York, NY 10103                                             February 26, 1987

Gentlemen:

We are pleased to advise you that Deutsche Bank AG, New York Branch and/or Cayman Islands Branch (the "Bank") makes available to Bertelsmann, Inc. (the "Borrower") a credit facility (the "Facility'") in the amount of $50,000,000, subject to the usual credit factors remaining satisfactory and the following terms and conditions:

Availability/Interest:              The Facility may be utilized in any one or
                                    more of the following ways, provided the aggregate principal amount outstanding at any one time under all of the following does not exceed $50,000,000:

                                    a) Domestic dollar loans, payable on demand
                                    ("Demand Loans"), bearing interest at a per annum rate equal to the Bank's floating prime lending rate; and

                                    b) Eurodollar loans with interest periods from 7 days up to 6 months ("Eurodollar Loans"), having a per annum interest rate of

                                    -   1/4 % above IBR ("IBR" means the
                                        interbank market rate payable by the
                                        Bank for U.S. Dollar deposits with
                                        periods corresponding to the terms of
                                        and in amounts equal to the loans
                                        selected by the Borrower), effective
                                        from February 26, 1987 until December
                                        31, 1987;

                                    -   3/8% above IBR, effective from
                                        January 1, 1988 until December 31, 1989;

                                    -   1/2% above IBR, effective from
                                        January 1, 1990 until December 31, 1991;
                                        and

                                    -   5/8% above IBR, effective from
                                        January 1, 1992 until

                                    c) Fixed-rate term loans ("Term Loans")
                                    with interest periods of 1 year, 2 years and/ or 3 years, bearing per annum interest rates of 3/8% above IBR and 1/2% above IBR for any interest period effective from year 4 until December 31, 1992.

                           It is understood that the interest periods of Eurodollar loans and/or Term Loans shall not exceed the Final Maturity as defined below.

                           Prepayments of principal of Eurodollax loans and/or Term Loans are not permitted except in the event that any change in any applicable law or regulation or in the interpretation thereof by any governmental authority shall make it unlawful for the Bank to give effect to such obligations to the Borrower, in which case the Borrower shall upon notice to that effect from the Bank, repay to the Bank the aggregate unpaid principal amount of all Eurodollar loans and/or Term Loans together with accrued interest thereon and all other amounts then owed by the Borrower for Eurodollar loans and/or Term Loans. The Borrower shall pay to the Bank all costs incurred by the Bank in connection with such prepayment and compensate the Bank for any loss suffered by the Bank by reason of such payment not being effected at the end of an interest period.

                           At any time the Bank shall have the right to transfer any and all loans made available under this letter agreement to any other lending office of the Deutsche Bank group.

Repayment and Final        Any and all obligations and liabilities incurred
  Maturity:                under this letter agreement that are outstanding on
                           December 31, 1992 ("Final Maturity") shall be due and payable at such maturity.

Commitment Fee:            The Borrower agrees to pay to the Bank a commitment
                           fee at a per annum rate of 3/16 percent on the amount of the average daily unused portion of the Facility from February 26, 1987, until the Facility is terminated. The commitment fee shall be computed on a 360-day basis and be payable quarterly in arrears, starting March 31, 1987.

Origination Fee:           The Borrower also agrees to pay to the Bank an
                           origination fee of $25,000, payable upon receipt of this letter agreement.

Documentation:             Borrowings under the Facility shall be evidenced by
                           a Demand Grid Note for Demand loans, a Eurodollar
                           Grid Note for Eurodollar loans, and a Term
                           Promissory Note for Term Loans, in the form of Exhibits A, B, and C attached hereto, respectively.

Garantie:                  The borrowings under the Facility shall be supported
                           at all times by the Garantie of Bertelsmann
                           Aktiengesellschaft, D-4830 Guetersloh, in the form of Exhibit D attached hereto. As long as the Bank shall not be in possession of such duly executed
                           Garantie, any amount outstanding under the Facility shall be deemed covered by the Garantie of Bertelsmann Aktiengesellschaft, D-4830 Guetersloh, dated as of December 15, 1986.

Pari Passu Clause:         If and as long as other debt of the Borrower or any
                           of its subsidiaries is secured by whatever means, the Borrower will at its expense also secure or cause to be secured the Demand Grid Note, the Eurodollar Grid Note, and the Term Note executed under this agreement by such means equally and ratably with all other debt thereby secured.

Financial Statements:      As long as the Facility remains outstanding, the
                           Borrower will provide the Bank annually with any financial information which the Bank may reasonably request from time to time.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

If the terms and conditions of the Facility are satisfactory, please sign and return to the Bank the enclosed copy of this letter, together with the duly executed notes in form of Exhibits A, B, and C, and the Garantie as Exhibit D.

                                              Sincerely yours,

                                              Deutsche Bank AG
                                              New York Branch/Cayman
                                                Islands Branch


                         /s/ Detlev Staecker                  /s/ Werner Kuehne
                         ----------------------------         -----------------
                         Detlev Staecker                      Werner Kuehne
                         Executive Vice President             Vice President

AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.

By
  -----------------------------
Title  Vice President
     --------------------------

Deutsche Bank                                             Term Promissory Note
                                                          New York, New York
$50,000,000                                               February 26, 1987


     For Value Received, the undersigned (hereinafter, whether one or more, collectively called the "Borrower") promises to pay to the order of DEUTSCHE BANK AG, Cayman Islands Branch c/o Deutsche Bank New York Branch (the "Bank")
at its office at 9 West 57th Street, New York, New York 10019 the sum FIFTY MILLION Dollars [in successive installments, each in the amount of $
(except for the last installment, which shall be in the amount of $       ]* or
such other sum as shall be required to satisfy in full the indebtedness evidenced hereby, payable on [the day of each in each year, commencing] February 26, 1990 and to pay interest on the unpaid principal amount [hereof from time to time] outstanding from the date hereof until maturity, [on each principal payment date], at the rate indicated in either (a) or (b) below:

     (a) 7.47% per annum; (or)

     (b) % per annum in excess of the rate announced by the Bank from time to time as its prime lending rate of unsecured commercial loans within the United States (the "prime rate"), which interest rate shall change when and as the prime rate changes, such rate to be computed, for actual days elapsed, as if each full calendar year consisted of 360 days (and each full calendar month consisted of 30 days), and after any stated or accelerated maturity hereof, at a rate two per cent per annum in excess of the rate hereinbefore provided for, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law. Interest is due and payable on July 15, 1987, January 15, 1988, July 15, 1988, January 16, 1989, July 17, 1989, January 16,
1990, and on February 26, 1990.

     In consideration of the granting of the loan evidenced by this Note, the Borrower hereby agrees as follows:

[1. Prepayment. The Borrower shall have the right from time to time upon 10 days prior written notice to the Bank to prepay all or, in the inverse order of the maturity thereof, any installment due hereunder, prior to the expressed maturity thereof without premium or penalty. Each prepayment shall be made together with payment of accrued interest on the amount prepaid to and including the date of prepayment.]

2. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

     (a) The Borrower is duly organized, validly existing and in good standing under the laws of the state of .

     (b) This Note has been duly authorized, executed and delivered and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

     (c) The execution and delivery of this Note, and performance hereunder, will not violate any provision of law.

     (d) There are no material outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting the Borrower, or any Subsidiary, except as described on a schedule attached hereto. As used herein, the term "Subsidiary" or "Subsidiaries" means any corporation or corporations of which the Borrower, alone, or the Borrower and/or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.

     (e) Neither the Borrower nor any Subsidiary is in default under, or in violation of any term of, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or by which any of the properties or assets owned by or used in the conduct of its business is affected. The operations of the Borrower and each Subsidiary comply in all respects with all laws, ordinances and regulations applicable to them.

     (f) Neither the Borrower nor any Subsidiary is a party to or bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by, any agreement, ordinance,
_______________
*Information within brackets has been struck from original document.

resolution, decree, bond, note, indenture, order or judgment, or subject to any charter or other corporate restriction, which materially and adversely affects its business, assets or condition, financial or otherwise.

     (g) All balance sheets, profit and loss statements and other financial information heretofore furnished to the Bank are true, correct and complete and present fairly the financial condition of the Borrower and its Subsidiaries as at the dates thereof and for the periods covered thereby, including contingent liabilities of every kind, which financial condition has not materially adversely changed since the date of the most recently dated balance sheet of the Borrower heretofore furnished to the Bank.

     (h) No part of the proceeds of the loan which is evidenced by this Note will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined in ss.221.3 of Regulation U of the Board of Governors of the Federal Reserve System.

3. Financial Statements. The Borrower shall deliver to the Bank:

     (a) Annually, as soon as available, but in any event with 180 days after the last day of each of its fiscal years, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as at such last day of the fiscal year, and consolidated and consolidating statements of income and retained earnings and changes in financial position, for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such consolidated statements to be certified without qualification by a firm of independent certified public accountants satisfactory to the Bank.

     (b) As soon as available, but in any event within 90 days after the end of the Borrower's first three fiscal quarterly periods, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the last day of such quarter, and consolidated and consolidating statements of income and retained earnings and changes in financial position, for such quarter, all in reasonable detail each such statement to be certified by the chief financial or accounting, officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end and adjustments).

     (c) Promptly after a written request therefor, such other financial data or information as the Bank may reasonable request from time to time.

     (d) At the same time as it delivers the financial statement required under the provisions of subparagraph 3(a) at 3(b), a certificate signed by the president and the chief financial, or chief account, officer of the Borrower, to the effect that no Event of Default hereunder or under any other agreement to which the Borrower or any Subsidiary is a party or which it is bound, or by which any of its properties or assets may be affected, and no event which, with the giving notice or the lapse of time, or both, would constitute such an Event of Default, has occurred and specifying in reasonable detail the exceptions, if any, to such statement.

4. Affirmative Covenants. The Borrower will, and will cause each Subsidiary to:

     (a) maintain adequate insurance;

     (b) duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that such items are being in good faith appropriately contested;

     (c) maintain, preserve and keep its properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto;

     (d) conduct its business in substantially the same manner and in substantially the same fields as such business is now carried on and conducted;

     (e) comply with all statutes, rules and regulations and maintain its corporate existence;

     (f) pay all stamp or issuance taxes, if any, payable by reason of the execution, delivery of issuance of this Note under any applicable ordinance or statute now existing or hereafter enacted, and the Borrower will at all times indemnify and hold harmless the Bank against any liability in respect thereof;

     [(g) permit the Bank to make or cause to be made, at the Borrower's expense, inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom at all such reasonable times and as often as the Bank may reasonably require;]

     (h) use the proceeds of the loan evidenced by this Note for the following purposes and for no other purposes: capital investments in Doubleday and RCA operations

     [(i) maintain at all times an excess of consolidated current assets over
consolidated current liabilities of at least $      and a ratio of consolidated
current assets to consolidated current liabilities of at least
to        (consolidated current liabilities) to be determined in accordance with generally accepted accounting principles, consistently applied);

     (j) maintain at all times consolidated tangible net worth in an amount not
less than $     ("tangible net worth" to be equal to the sum of capital surplus, earned surplus and capital stock minus deferred charges, intangibles and treasury stock, all determined in accordance with generally accepted accounting principles consistently applied) and maintain at all times a ratio of total consolidated liabilities to consolidated tangible net worth of not more than
         to      (total consolidated liabilities to be determined in accordance with generally accepted accounting principles, consistently applied);]

     (k) comply with the further provisions, if any, set forth in Paragraph 14 hereof.

5. Negative Covenants. Except with the consent in writing of the Bank, the Borrower will not, and will not permit any Subsidiary to:

     [(a) incur, or permit to exist, any ________ for borrowed money, exclusive of borrowings hereunder and of any other loans made by the Bank in its discretion to the Borrower or any Subsidiary.]

     (b) enter into any merger or consolidation or sell or lease or otherwise dispose of all or any substantial part of its assets, other than sales in the ordinary course of business; except that any Subsidiary may merge into or consolidate with any other Subsidiary may merge into or consolidate with any other Subsidiary which is wholly owned by the Borrower or its Parent, and any Subsidiary which is wholly owned by the Borrower may merge with or consolidate into the Borrower provided that the Borrower is the surviving corporation;

     [(c) lend or_______ money, ____________ in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person except investments in United States Government obligations and certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000.

     (d) create, assume, or permit to exist, any mortgage, pledge, lien or encumbrance of or upon, or security interest in, any of its property or assets now owned or hereafter acquired except (i) mortgages, liens, pledges and security interest in favor of the Bank; (ii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; and (iii) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles;]

     (e) assume, endorse, be or become liable for or guarantee the obligations of any person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

     (f) declare or pay any dividends on its capital stock (other than dividends payable solely in shares of its own common stock), or purchase, redeem,, retire or otherwise acquire any of its capital stock at any time outstanding except that any Subsidiary wholly-owned by the Borrower or its Parent, may declare and pay dividends to, and purchase, redeem, retire and otherwise acquire as capital stock from, the Borrower or its Parent;

     (g) expend in the aggregate, for the Borrower and all Subsidiaries, in
excess of $         in any fiscal year in the acquisition of fixed assets.

6. Collateral Security. As collateral security for the payment of any and all sums owing under this Note and all other obligations, direct or contingent, joint, several or independent, of the Borrower (which term as used in this Paragraph 6 and in Paragraph 8 shall be deemed to include each Subsidiary and each endorser or guarantor hereof) now or hereafter existing, due or to become due to, or held, or to be held by, the Bank, whether created directly or acquired by assignment or otherwise (all of such obligations, including this Note, are hereinafter called the "Obligations"), each Borrower hereby grants to the Bank a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence of any Event of Default be set-off, appropriated and applied by the Bank against any of the Obligations whether or not such Obligations are then due or are secured by any collateral, or, if they are so secured, whether or not such collateral held by the Bank is considered to be adequate.

7. Events of Default. If any one or more of the following events ("Events of Default") shall occur, the entire unpaid balance of the principal of and interest on the Obligations shall immediately become due and payable upon written notice to that effect given to the Borrower by the Bank except that in the case of the occurrence of any Event of Default described in subparagraph
(f) of this Paragraph 7, no such notice shall be required:

     (a) Failure to make any payment of principal or interest in respect of any of the Obligations when due, or;

     (b) Failure to observe any of the agreements of the Borrower contained in Paragraph 4 or 5 hereof; or,

     (c) Failure by the respective parties hereunder at thereunder to perform any other term, condition or covenant of this Note, of any other agreement, instrument or document delivered pursuant hereto or in connection herewith or therewith which shall remain unremedied for a period of 15 days after notice thereof shall have been given by the Bank to the Borrower; or,

     (d) (i) Failure to perform any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or other instrument or agreement in connection with the borrowing of money or the obtaining of advances or credit to which the borrowing of money or the obtaining of advances or credit to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that, as a result of any such failure to perform (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or

     (ii) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or,

     (iii) Any indebtedness included in any Debt Instrument or secured or covered thereby is not paid when due; or,

     (e) Any representation or warranty made in writing to the Bank in this Note or in connection with the making of the loan evidenced hereby or any certificate, statement or report made in compliance with this Note shall have been false in any material respect when made; or,

     (f) The Borrower or any Subsidiary or any endorser or guarantor hereof shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of thirty days or more; or the Borrower or any Subsidiary or endorser or guarantor hereof by any act or omission shall indicate its consent to approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver of or any trustee for it or any trustee for it or any substantial part of any of its properties, or shall suffer any such receivership or trusteeship to continue undischarged for a period of thirty days or more; or,

     (g) Any judgment against the Borrower or any Subsidiary or any attachment, levy or execution against any of its properties for any amount shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty days or more; or,

     (h) The Bank shall have determined, in its sole discretion, that one or more conditions exist or events have occurred which may result in a material adverse change in the business, properties or financial condition of the Borrower; or

     (i) The Garantie of Bertelsman AG for $50,000,000 shall cease to exist.

8. Remedies.

     (a) In the event of the occurrence of any Event of Default, the Bank may, but shall not be required to (i) proceed to apply to the payment hereof the balance of the credit of any account or accounts maintained with the Bank by the Borrower and (ii) sell all or any part of the collateral security (on all of which the Borrower does hereby give to the Bank a continuing lien, security interest and/or right of set-off) at public or private sale or sales, or at any exchange or broker's board, or at the Bank's office, at such prices as it shall deem best, for cash or credit, with the right of the Bank at such sale to purchase all or any part thereof, free from any right or equity of redemption, applying the net proceeds of such sale to the payment of this Note and of any other liabilities claims or obligations to the Bank of the Borrower or of any partnership in which the Borrower is a partner, all of whom together with any endorser or guarantor hereby expressly agree to remain jointly and severally liable for any deficiency. The Bank may exercise any other right to remedy hereby granted or allowed to it by law including but not limited to the rights and remedies of a Secured Party under the Uniform Commercial Code of New York, and each and every right and remedy hereby granted to the Bank or allowed to it by law shall be cumulative and not exclusive the one of the other and may be exercised by the Bank from time to time and as often as may be necessary. The Bank shall have at any time in its discretion the right to enforce collection and payment of any of the collateral security of appropriate action or proceedings, and the net amounts received therefrom, after deduction of all costs and expenses incurred in connection therewith, shall be applied on account of this Note and any other indebtedness or liabilities of the Borrower aforesaid all without notice to the Borrower. The Bank may, but shall not be bound to, take any steps necessary to preserve any rights in the collateral against prior parties, which the Borrower hereby agrees to do. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. Five days prior notice shall be deemed reasonable notice. The Bank may repledge all or any of the collateral security for any sum not in excess of the amount due hereunder at the date of such repledge with any person, firm or corporation for any purpose whatsoever and may assign and transfer this Note to any other person, firm or corporation and may deliver and repledge the collateral security or any part thereof to the assignee ____ transferee of this Note, who shall thereupon become vested with all the powers and rights above given to the Bank ____ respect thereof, and the Bank shall thereafter be forever released and discharged of and from all responsibility ____ liability to the Borrower for or on account of the collateral security so delivered.

     In the event that this Note is placed in the hands of an attorney for collection by reason of any default hereunder, the Borrower agrees to pay attorney's fees in the amount of 20 ____ of the unpaid principal balance hereof which the Borrower agrees to be reasonable. The Borrower promises to pay any expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this Note shall become due at its maturity date or otherwise and costs which the Bank may deem necessary or proper in connection with the satisfaction of the indebtedness or the administration, supervision, preservation, protection (including but not limited to maintenance of adequate insurance) of or the realization upon the collateral.

     (b) Each Borrower hereby waives presentment, demand ____ payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands in connection with ____ delivery, acceptances, performance, default, or enforcement of this Note, and consents to any and all delays, extensions, time, renewals, releases of any Borrower and of any security waivers or modifications that may be granted or consented ____ by the Bank with regard to the time of payment or with respect to any other provisions of this Note and agrees to ____ no such action or failure to act on the part of the Bank ____ in any way other or impair the Obligations of any Borrower or be construed as a waiver by the Bank of, or otherwise affect, its right to avail itself of any remedy hereunder ____ the same ______ and effect as if each Borrower had expressly consented _______ such action or inaction upon the part of ____ Bank.

9. Compensating Balances. The Borrower shall maintain with the Bank during each calendar quarter in which any of the Obligations shall be outstanding, non-interest bearing deposits with average daily collected balances equal to not less than % of the Obligations outstanding during such quarter. In the event that the average daily collected balance of such deposits during any calendar quarter is less than the amount required pursuant to the preceding sentence, the Borrower shall pay to the Bank, on demand, a special deficiency charge equal to interest on the deficiency during the entire quarter at the average daily rate applicable to this Note during such quarter and the Bank may charge any account of the Borrower therefor. Notwithstanding the foregoing, in no event shall the total amount of interest and special deficiency charges payable by the Borrower hereunder exceed the maximum amount permitted to be charged under applicable law.

10. Payments. All payments by the Borrower on account of principal or interest shall be made in lawful money of the United States of America in immediately available funds. If any payment of principal or interest becomes due on a day on which the banks in New York, New York, are required or permitted by law to remain closed, such payment may be made on the next succeeding business day on which such banks are open, and such extensions shall be included in computing interest in connection with such payment.

11. Miscellaneous.

     (a) All agreements, representations and warranties made herein shall survive the delivery of this Note. The Borrower waives trial by jury, set-off and counterclaim of any nature or description in any litigation in any court with respect to, in connection with, or arising out of, this Note or any instruments or document delivered pursuant hereto or the validity, protection, interpretation, collection or enforcement hereof.

     (b) No modification or waiver of or with respect to any provision of this Note, or consent to any departure by the Borrower from any of the terms or conditions hereof, shall in any event be effective unless it shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

     (c) Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank or the holder of this Note to exercise and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

12. Notices. All notices, requests and other communications pursuant to this Note shall be in writing either by letter (delivered by hand or sent by certified mail, return receipt requested) or telegram, addressed as follows:

     (a) if to the Borrower:





and,

       (b)    if to the Bank;





     Any notice, request or communication hereunder shall be deemed to have been given when deposited in the mails, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person or address to whom or which the notices are to be given hereunder, but any such notice shall be effective only when actually received by the party to whom it is addressed.

13. Governing Law; Severability. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York. The provisions of this Note are severable and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Note in any jurisdiction.

14. Special Provisions. Increased costs of funding. In the event that a determination is made by the Bank in its sole discretion that reserves must be maintained with any Federal Reserve Bank of the United States, with any other governmental authority whatsoever or otherwise pursuant to any regulation of the Board of Governors of the Federal Reserve System or otherwise, in connection with the Eurodollar loan evidenced hereby or the funding thereof the undersigned agrees to pay and hold the Bank harmless from and against the cost of acquiring and/or maintaining any such reserves. If any principal payment hereunder is made for any reason whatsoever on a date other than the maturity date, the undersigned (i) shall pay interest accrued thereon and (ii) shall on demand indemnify the Bank against all losses, including loss of profit and expenses, suffered by it in liquidating or otherwise employing deposits acquired to fund such loans until the stated maturity. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

              BERTELSMANN, INC.


              ---------------------------
                      (Borrower)

              By    Vice President
                -------------------------
                                    Title

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                      dated as of March 3, 1988
666 Fifth Avenue                                       Dept.:CAD/SLS/rhl
New York, NY 10103                                     Tel.: (212) 940-7283
                                                       Ref.: CADCI1/633

Re: Duplicate First Amendment to the Letter Agreement dated as of February 26,
    1987

-------------------------------------------------------------------------------

Gentlemen:

Reference is made to the above-mentioned Letter Agreement between the Borrower and the Bank. Terms used therein are used with the same meaning in this amendment, superseding the original First Amendment of even date, which may have gone astray.

The Bank is pleased to confirm that the Final Maturity Date has been extended to July 1, 1993.

All other terms and conditions of the Letter Agreement, as amended, shall remain in full force and effect until further notice.

To signify agreement with the foregoing, kindly sign and return to the Bank the enclosed copy of this letter.

                                            Sincerely yours,

                                            Deutsche Bank AG
                                            New York Branch/
                                            Cayman Islands Branch

                              /s/ Schoenrock                /s/ Werner Kuehne
                              --------------------------    -----------------
                              Annette Schoenrock            Werner Kuehne
                              Assistant Treasurer           First Vice President


AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.

By: ___________________________                  By: ___________________________
Title:_________________________                  Title:_________________________

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                           June 12, 1989
666 Fifth Avenue                                            Dept.: CAD/BFD
New York, NY 10103                                          Ref.: CADCI1/1320
                                                            Tel.: (212) 940-9893

Re: Second Amendment to the Letter Agreement dated as of February 26, 1987, as amended

--------------------------------------------------------------------------------

Gentlemen:

Reference is made to the above-mentioned Letter Agreement between the Borrower and the Bank. Terms used therein are used with the same meaning in this amendment.

The Bank is pleased to confirm that the Final Maturity Date has been extended to July 1, 1994.

All other terms and conditions of the Letter Agreement, as amended, shall remain in full force and effect until further notice.

To signify agreement with the foregoing, kindly sign and return to the Bank the enclosed copy of this letter. Kindly also arrange for the guarantor, Bertelsmann Aktiengesellschaft, to further extend the expiry date of the "Garantie" dated June 30, 1987 to July 1, 1994.

                                            Sincerely yours,

                                            Deutsche Bank AG
                                            New York Branch/
                                            Cayman Islands Branch

                           /s/ Helmut von Natzmer            /s/ Peter Reimers
                           ----------------------            -----------------
                           Dr. Helmut von Natzmer            Peter Reimers
                           Executive Vice President          Vice President


AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.

By: ___________________________                  By: ___________________________
Title:_________________________                  Title:_________________________

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                           June 15, 1990
1133 Avenue of the Americas                                 Dept.: CAD/MS/emk
New York, NY 10036                                          Ref.: CADCI1/1905
                                                            Tel.: (212) 474-8634
Attn:  Mr. Peter W. Olson
       President

Re: Third Amendment to the Letter Agreement dated as of February 26, 1987, as amended on March 3, 1988 and June 12, 1989.

--------------------------------------------------------------------------------

Gentlemen:

Reference is made to the above-mentioned Letter Agreement between the Borrower and the Bank. Terms used therein are used with the same meaning herein. The Letter Agreement is amended in the following ways:

1.   The Final Maturity Date has been extended to July 1, 1995.

2. Eurodollar loans shall be evidenced by the Eurodollar Grid Note dated June 15, 1990, enclosed herein. Upon receipt by the Bank of the new Eurodollar Grid Note, the Eurodollar Grid Note dated February 26, 1987 will be automatically cancelled and any outstandings thereunder will become and be considered in all respects as outstandings under the new Eurodollar Grid Note.

3. The per annum interest rate for Eurodollar loans is amended to 1/4% above IBR effective from the date of this Third Amendment until the Final Maturity Date.

4. The commitment fee is reduced from 3/16% per annum to 1/10% per annum, effective as of June 15, 1990.

Also, please arrange for the guarantor, Bertelsmann Aktiengesellschaft, to extend the expiry date of the "Garantie" dated June 30, 1987 to July 1, 1995.

All other terms and conditions of the Letter Agreement, as amended, shall remain in full force and effect until further notice.

To signify agreement with the foregoing, kindly sign and return to the Bank the enclosed copy of this letter along with the duly executed Eurodollar Grid Note.

                                        Sincerely yours,

                                        Deutsche Bank AG
                                        New York Branch/
                                        Cayman Islands Branch

                        /s/ Detlev Staecker                  /s/ Jens Hardekopf
                        -------------------                  ------------------
                        Detlev Staecker                      Jens Hardekopf
                        Executive Vice President             Vice President

AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.

By: ___________________________                  By: ___________________________
Title:_________________________                  Title:_________________________

Deutsche Bank                                              Eurodollar Grid Note

US$ 50,000,000                                             June 15, 1990


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of Deutsche Bank AG (the "Bank"), Cayman Islands Branch in lawful money of the United States of America and in immediately available funds the principal amount of ----------------FIFTY MILLION UNITED STATES DOLLARS-------------- (US$ 50,000,000) or, if less, the unpaid principal amount of all Eurodollar loans made by the Bank's Cayman Islands Branch from time to time, at the principal office of Deutsche Bank AG, New York Branch, New York, New York, on the dates endorsed on the Schedule (the "Grid") attached hereto.

     The undersigned also promises to pay interest on the unpaid principal amounts made available by the Bank hereunder prior to maturity at the rates per annum set forth on the Grid. The undersigned hereby promises to pay the Bank interest, payable upon demand, on any amount of principal remaining unpaid hereunder after maturity (whether by acceleration or otherwise) until paid in full at a rate per annum equal to 2 percent above the Bank's Prime Lending Rate. "Prime Lending Rate" shall mean the rate announced by the Bank from time to time as its prime lending rate for unsecured commercial loans within the United States; any change in the interest rate resulting from a change in the Prime Lending Rate shall be effective on the effective date of each change in the Prime Lending Rate announced by the Bank. Interest shall be computed for the exact number of days elapsed on the bank basis of a year of 360 days. Interest shall commence to accrue on the date of each Eurodollar loan and be payable in lawful money of the United States of America at the office of the Bank listed above on each such loan's maturity date stated on the Grid (unless such loan has a maturity greater than three months in which event interest shall also be payable quarterly in arrears commencing on the last business day of the calendar quarter next following the date of such loan). The undersigned authorizes the Bank to debit its account with the Bank's New York Branch with respect to all payments hereon.

     At the time of the making of any Eurodollar loan hereunder and upon each repayment of principal the Bank shall, and is hereby authorized to, make a notation on the Grid of the date and the amount and maturity of each such Eurodollar loan, the interest rate applicable thereto, and each principal repayment. However, the failure to make any such notation shall not limit or otherwise affect the undersigned's obligations hereunder with respect to any such Eurodollar loan or repayment of principal. Although this Eurodollar Grid
Note is dated the date of issue, interest in respect hereof shall be payable only for the period during which the Eurodollar loans evidenced hereby are outstanding and, although the stated amount hereof may be higher, this Eurodollar Grid Note shall be enforceable, with respect to the undersigned's obligation to pay the principal amount hereof and interest hereon, only to the extent of the unpaid principal amount of Eurodollar loans and accrued and unpaid interest evidenced hereby.

     The term "Liabilities" shall include the liability evidenced by this Eurodollar Grid Note and all other liabilities, direct or contingent, joint, several or independent, of the undersigned now or hereafter existing, due or to become due to, or held or to be held by, the Bank, whether created directly or acquired by assignment or otherwise.

     UPON non-payment when due of any of the Liabilities, or if it appears at any time that any representation in any financial or other statement of the undersigned delivered to the Bank by or on behalf of the undersigned, is untrue or omits any material fact, or if the undersigned (being a partnership or a corporation) shall be dissolved, or upon insolvency of the undersigned (or any endorser, guarantor or surety of or upon any of the Liabilities, each being hereinafter referred to as "Guarantor"), or upon the suspension of business of the undersigned, or if any indebtedness of the undersigned or any Guarantor for borrowed money (including guaranties thereof) shall become due and payable by acceleration of the stated maturity thereof, or if any such indebtedness shall not be paid when due, or if the undersigned (being a corporation) shall be a party to any merger or consolidation without the prior written consent of the Bank, or if the undersigned or any Guarantor fails to perform any agreement with the Bank, or if the condition or affairs of the undersigned changes in such manner that, in the opinion of the Bank, its credit risk is increased or if the Bank deems itself insecure for any other reason, or upon the undersigned or any partner of the undersigned (if a partnership) being expelled from or suspended by any securities or commodity exchange, or upon the making by the undersigned or any Guarantor of an assignment for the benefit of creditors, or upon the application for the appointment or the appointment of a trustee, receiver, conservator, rehabilitator or similar officer for the undersigned or any Guarantor, or for any of the property of the undersigned or any Guarantor, or upon the taking possession by any public official having regulatory powers over the undersigned of any of the property of the undersigned for the purpose of conserving the assets of the undersigned, or upon any proceedings being commenced by or against the undersigned or any Guarantor under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, composition, receivership, winding up, liquidation or dissolution law or statute of any jurisdiction, THEN AND IN ANY SUCH EVENT, the Bank in its discretion may, by written notice to the undersigned, declare the principal of and any accrued interest on all Liabilities to be, whereupon the same shall become, forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the undersigned.

     In the case of any non-payment when due of any Liabilities, the undersigned shall pay all costs and expenses of every kind for collection, including all attorneys' fees.

     In the event that a determination is made by the Bank in its sole discretion that reserves must be maintained with any Federal Reserve Bank of the United States, with any other governmental authority whatsoever or otherwise pursuant to any Regulation of the Board of Governors of the Federal Reserve System or otherwise, in connection with the Eurodollar loans evidenced hereby or the funding thereof, the undersigned agrees to pay and hold the Bank harmless from and against the cost of acquiring and/or maintaining any such reserves. If any principal payment hereunder is made for any reason whatsoever on a date other than the maturity date, the undersigned (i) shall pay interest accrued thereon and (ii) shall on demand indemnify the Bank against all losses, including loss of profit and expenses, suffered by it in liquidating or otherwise employing deposits acquired to fund such loans until the stated maturity. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

     In the event that a determination is made by the Bank in its sole discretion that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations to the undersigned or of the loans to the undersigned evidenced hereby to a level below that which the Bank could have achieved but for such adoption, change, or compliance, the undersigned promises to pay on demand to the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

     No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Bank specified herein are in addition to those otherwise created. This Eurodollar Grid Note and the rights and obligations of the Bank and of the undersigned hereunder shall be governed by and construed in accordance with the law of the State of New York.

                                       Name:    Bertelsmann, Inc.

                                       Address:            666 Fifth Avenue
                                                           New York, NY 10103

                                                           ---------------------
                                       Signature(s)
                                                   -----------------------------

                    (Respective) Title(s), if any:         President
                                                   -----------------------------

                          LOAN AND REPAYMENT SCHEDULE


-------------------------------------------------------------------------------
                      Amount of    Unpaid
          Amount of   Principal   Principal   Maturity                  Notation
   Date     Loan      Repayment    Balance      Date     Interest Rate  Made by
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                           June 29, 1991
1133 Avenue of the Americas                                 Dept.: CAD/CP
New York, NY 10036                                          Ref.: CADCI1/2558
                                                            Tel.: (212) 474-8698

Re: Fourth Amendment to the Letter Agreement dated as of February 26, 1987, as amended

--------------------------------------------------------------------------------

Gentlemen:

Reference is made to the above-mentioned Letter Agreement between the Borrower and the Bank. Terms used therein are used with the same meaning herein.

We are pleased to inform you that the Final Maturity Date has been extended to July 1, 1996.

All other terms and conditions of the Agreement shall be unchanged and remain in full force and effect until further notice.

Please arrange for the guarantor, Bertelsmann Aktiengesellschaft, to extend the expiry date of the "Garantie" dated June 30, 1987, to July 1, 1996.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

To signify agreement with the foregoing, kindly sign and return to the Bank the enclosed copy of this Amendment.

                                         Sincerely yours,

                                         Deutsche Bank AG
                                         New York Branch/
                                         Cayman Islands Branch

                            /s/ Jens Hardekopf              /s/ Spear
                            ------------------              ---------
                            Jens Hardekopf                  Silvia L. Spear
                            First Vice President            First Vice President

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                      dated as of March 3, 1992
1133 Avenue of the Americas                            Dept.: LEX/CFI-1/RHL
New York, NY 10036                                     Ref.: LEX/2022
                                                       Tel.: (212) 474-8126

Re: Fifth Amendment to Letter Agreement dated February 26, 1987, as amended on
    March 3, 1988, June 12, 1989, June 15, 1990, and June 29, 1991 (this
    "Agreement")

--------------------------------------------------------------------------------

Gentlemen:

We refer to the Agreement. Unless otherwise defined herein, terms defined therein are used with the same meaning herein. The Bank is pleased to advise the Borrower that the Facility has been expanded until January 21, 1993 to include that certain Standby Letter of Credit No. 839-51974 in the amount of $11,900,000.00 (the "Letter of Credit"). Until January 21, 1993, therefore, the Facility may be utilized by the Borrower in the form of domestic dollar loans, Eurodollar loans, fixed-rate term loans, and/or the Letter of Credit, provided that the aggregate principal amount outstanding and credit extensions by way of the Letter of Credit does not exceed $50,000,000.00.

Terms and conditions with respect to the Letter of Credit will be governed by the duly executed Continuing Letter of Credit Agreement in the form of Exhibit A hereto, already received by the Bank.

All other terms and conditions of the Agreement shall be unchanged and in full force and effect.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

If you agree with the foregoing, please sign the enclosed copy of this Amendment. Also, please obtain the signature of Bertelsmann Aktiengesellschaft, Guetersloh (the "Guarantor") on the enclosed copy of this Amendment, and return it to the Bank.

                                      Very truly yours,

                                      Deutsche Bank AG
                                      New York Branch/
                                      Cayman Islands Branch

                          /s/ Jens Hardekopf             /s/ David Wagstaff IV
                          -----------------------        ---------------------
                          Jens Hardekopf                 David Wagstaff IV
                          Director                       Vice President


AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.

By: ___________________________               By: ___________________________
Title:_________________________               Title:_________________________



CONSENTED TO AND ACCEPTED BY:
Bertelsmann AG

By: ___________________________               By: ___________________________
Title:_________________________               Title:_________________________

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                           June 19, 1992
1133 Avenue of the Americas                                 Dept.: LEX/FMG/LR
New York, NY 10036                                          Ref.: LEX/CFI-1/2317
                                                            Tel.: (212) 474-8126

Re: Sixth Amendment to the Letter Agreement dated February 26, 1987, as amended

--------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Agreement. Unless otherwise defined herein, terms defined therein are used with the same meaning herein.

The Bank is pleased to inform the Borrower that the Facility has been extended from July 1, 1996 to July 1, 1997.

Continued availability of the Facility is contingent upon the Bank's receipt of the duly signed copy of this Amendment and an amendment from Bertelsmann AG extending the "Garantie" to July 1, 1997.

This Amendment is limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement. Except as modified hereby, all other terms and provisions of the Agreement shall continue in full force and effect.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

If you agree with the foregoing, please sign and return to the Bank the enclosed copy of this Amendment.

                                      Very truly yours,

                                      Deutsche Bank AG
                                      New York Branch
                                      Cayman Islands Branch

                        /s/ Jens Hardekopf              /s/ Schoenrock
                        ------------------------        --------------
                        Jens Hardekopf                  Annette Schoenrock
                        Director                        Assistant Vice President


AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.

By: ___________________________               By: ___________________________
Title:_________________________               Title:_________________________

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                          February 22, 1993
1540 Broadway                                              Dept.: LEX/FMG/LR
New York, NY 10036-4094                                    Ref.: LEX1/CFI-1/2864
                                                           Tel.: (212) 474-8126

Re: Seventh Amendment to the Letter Agreement dated February 26, 1987, as amended

--------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Agreement. Unless otherwise defined, terms herein are as defined therein.

The Bank is pleased to inform the Borrower that the Facility has been extended from July 1, 1997 to July 1, 1998.

Continued availability of the Facility is contingent upon the Bank's receipt of the duly signed copy of this Amendment and an amendment from Bertelsmann AG extending the "Garantie" to July 1, 1998.

This Amendment is limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement. Except as modified hereby, all other terms and provisions of the Agreement shall continue in full force and effect.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

If you agree with the foregoing, please sign and return to the Bank the enclosed copy of this Amendment.

                                     Very truly yours,

                                     Deutsche Bank AG
                                     New York Branch/
                                     Cayman Islands Branch


                     /s/ B. Hoeltz                           /s/ Jens Hardekopf
                     -----------------------------           ------------------
                     Barbara A. Hoeltz                       Jens Hardekopf
                     Vice President                          Director


AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.

By: ___________________________               By: ___________________________
Title:_________________________               Title:_________________________

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                           February 10, 1994
1540 Broadway                                               Dept.: LEX/MH
New York, NY 10036-4094                                     Ref.: CFI-1/4026
                                                            Tel.: (212) 474-8120
Attn:  Mr. Basil Mavrovitis
       Vice President & Treasurer

Re: Eighth Amendment (this "Amendment") to the Letter Agreement dated February 26, 1987, as amended (the "Agreement")

--------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Agreement. Unless otherwise defined herein, terms defined therein are used with the same meaning herein.

The Bank is pleased to inform the Borrower that the Facility has been extended from July 1, 1998 to July 1, 1999 (the "Final Maturity Date"). Accordingly, all references in the Letter Agreement to the Final Maturity Date shall be deemed references to July 1, 1999.

The effectiveness of this Amendment is contingent upon the Bank's receipt of the duly signed copy of this Amendment and receipt in writing of the extension of the "Garantie" of Bertelsmann AG to July 1, 1999.

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

This Amendment is limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall continue in full force and effect.

If you agree with the foregoing, please sign and return to the Bank the enclosed copy of this Amendment and the documentation referred to above.

                                     Very truly yours,

                                     Deutsche Bank AG
                                     New York Branch/
                                     Cayman Islands Branch

               /s/ Schoenrock                          /s/ Jens Hardekopf
              -----------------------                  ------------------
              Annette Schoenrock                       Jens Hardekopf
              Vice President                           Director

Enclosure


AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.


By: ___________________________               By: ___________________________
Title:_________________________               Title:_________________________

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                           April 7, 1995
1540 Broadway                                               Dept.: LEX/MH
New York, NY 10036-4094                                     Ref.: CFI-1/8766
                                                            Tel.: (212) 474-8120
Attn: Mr. Bernie Derlath
      Vice President & Treasurer

Re: Ninth Amendment (this "Amendment") to the Letter Agreement dated February 26, 1987, as amended (the "Agreement")

--------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Agreement. Unless otherwise defined herein, terms defined therein are used with the same meaning herein.

The Bank is pleased to inform the Borrower that the Agreement, subject to satisfaction of the conditions precedent set forth below, is amended as follows:

(i) The Final Maturity Date is hereby extended from July 1, 1999 to July 1, 2000. Accordingly, all references in the Letter Agreement to the Final Maturity Date shall be deemed references to July 1, 2000 and

(ii) The Borrower may utilize the Facility for issuance of letters of credit ("Letters of Credit") with terms of up to twelve months; provided that (a) no Letter of Credit shall have an expiry date after the Final Maturity Date, and
(b) the aggregate principal amount of all Eurodollar Loans, Demand Loans and Term Loans, plus the aggregate amount available under all Letters of Credit plus the aggregate amount of any unreimbursed drawings thereunder, shall not exceed US$50,000,000. Each Letter of Credit shall be subject to the Bank's fees, commissions and out-of-pocket expenses as negotiated on a case-by-case basis.

All Letters of Credit shall be subject to the terms of the Continuing Letter of Credit Agreement in the form of Exhibit A attached hereto (already in the Bank's possession). With respect to each Letter of Credit transaction, which will be handled in accordance with the Bank's usual practice, the Borrower shall furthermore have supplied the Bank with the following prior to the issuance of such Letters of Credit:

     1.   a duly completed application for a Letter of Credit; and

     2. the text of the Letter of Credit in form and substance satisfactory to the Bank.

It is a condition precedent to the effectiveness of this Amendment that (i) the Bank shall have received a duly signed copy of this Amendment and the extension in writing of the "Garantie" of Bertelsmann AG to July 1, 2000 and (ii) the Bank shall be in possession of copies of all documents evidencing all necessary corporate action and governmental approvals, if any, with respect to the Agreement, any amendments thereto and any documents thereunder.

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

This Amendment is limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall continue in full force and effect.

If you agree with the foregoing, please sign and return to the Bank the enclosed copy of this Amendment and the documentation referred to above.

                                    Very truly yours,

                                    Deutsche Bank AG
                                    New York Branch/
                                    Cayman Islands Branch

              /s/ Sherine Fanous                          /s/ B. Hoeltz
              ---------------------------                 -------------
              Sherine Fanous                              Barbara Hoeltz
              Assistant Vice President                    Vice President

                                   EXHIBIT A

Deutsche Bank                              Continuing Letter of Credit Agreement
New York Branch                            (Security Agreement)


Gentlemen:

     In consideration of your opening from time to time, at our request and in your discretion in each instance, one or more of your commercial, documentary or standby letters of credit (each of which is hereinafter called the "Credit"), we hereby agree with you as follows with respect to each Credit now or hereafter so opened by you:

     1. As to draft under or purporting to be under the Credit, which are payable in United States Currency, we agree (a) in the case of each sight draft, to reimburse you at your principal office, New York, New York, on demand, in United Sates legal tender, the amount paid on such draft, of, if so demanded by you, to pay to you at said office, in advance in such legal tender the amount required to pay such draft; and (b) in the case of each acceptance, to pay to you, at said office, in United States legal tender, the amount thereof, on demand but in any event not later than one business day prior to maturity, or in case the acceptance is not payable at said office, then on demand but in any event in time to reach the place of payment in the course of the mails not later than one bank business day prior to maturity.

     2. As to drafts under or purporting to be under the Credit, which are payable in currency other than United States Currency, we agree (a) in the case of each sight draft, to reimburse you, at said office, on demand, the equivalent of the amount paid, in United States legal tender at the rate of exchange then current in New York City to cable transfers to the place of payment in the currency in which such draft is drawn; and (b) in the case of each acceptance, to furnish you, at said office, on demand, but in any event in time to reach the place of payment in the course of the mails not later than two bank business days prior to maturity with first class bankers' demand bills of exchange to be approved by you for the amount of the acceptance, payable in the currency of the acceptance and bearing out endorsement, or, if you so request, to pay to you, at said office, on demand, the equivalent of the acceptance in United States legal tender at the rate of exchange then current in New York City for cable transfers to the place of payment in the currency in which the acceptance is payable. A demand made on one of us shall fix the exchange rate as to all of us. If for any reason whatsoever there shall be at the time of your demand for reimbursement or payment no rate of exchange current in New York City for effective cable transfers to the place of payment in the currency in which any such draft or other demand by payment is drawn or any such acceptance is payable, we agree to pay you, on demand in United States legal tender, an amount which in your sole judgment shall be sufficient to meet our obligations hereunder, which amount may be applied by you at any time as a payment on account of such obligations, or, at your option, held as security therefor; it being understood, however, that we shall remain liable for any deficiency which may result if such amount in United States legal tender shall prove to be insufficient to effect full payment or reimbursement to you at the time when a rate of exchange for such cable transfers shall be again current in New York City.

     3. We also agree that you may debit any of our accounts with you with respect to your commissions and all charges and expenses (including all reasonable charges for legal services) paid or incurred by you in connection with the Credit, plus correspondents' charges, if any, and interest where chargeable. If any such debit to any such account shall cause an overdraft thereon, thus creating a debit balance in our account, then we agree that such debit balance shall accrue interest at a rate per annum equal to 2 percent above your Prime Lending Rate. "Prime Lending Rate" shall mean the rate announced by you from time to time as your prime lending rate for unsecured commercial loans within the United States; any change in the interest rate resulting from a change in Prime Lending Rate shall be effective on the effective date of each change in the Prime Lending Rate announced by you.

     4. [As security for the prompt and unconditional payment of] As used herein the term obligations shall mean all of our obligations and liabilities to you and all of your claims against us, whether arising or incurred under this Agreement or relating to the Credit or otherwise, whether now existing or hereafter incurred, and whether now or hereafter owing to or acquired in any manner by you [(all such obligations, liabilities and claims being hereinafter referred to as the "Obligations"), we hereby recognize and admit your ownership of, and agree that you shall have a continuing security interest in and lien on and the unqualified right to the possession and disposal of: (a) all property shipped under or relative to the Credit or any drafts drawn thereunder; (b) all documents accompanying or relative to drafts drawn under the Credit; (c) the proceeds of the foregoing, whether or not any of such property and/or documents shall have been released to us upon our order under any form of security agreement or writing; (d) any and all property of ours in your actual or constructive possession or in transit to you or to any of your correspondents from or for us, and upon the proceeds thereof; (e) all deposits (general or special) and credits of ours with you and any claims by us against you at any time existing; (f) the proceeds of any or all of the foregoing; and (g) any additional property in which we have conveyed a security interest to you, which we agree to convey on your demand (all of which, together with additions, accessions and substitutions, is hereinafter collectively called the "Collateral"), all until such time as all of the Obligations have been fully paid and discharged.]

     5. Except so far as otherwise expressly stated in the Credit, we agree that the Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, ( 1993 revision), International Chamber of Commerce Publication No. 500 (herein called the "Uniform Customs") and any amendments thereto and also to the New York Uniform Commercial Code (including Article 5) [herein called the "Commercial Code"]. In the event of any conflict between the Uniform Customs and the Commercial Code, the Uniform Customs shall govern.

     6. We assume all risks of the acts or omissions of the users of the Credit and all risks of the misuse of the Credit. We agree that should the beneficiary under the Credit, upon receipt of advice by cable, or otherwise, of the issuance of the Credit, but prior to its actual receipt, negotiate drafts by virtue of such advice, such negotiation shall be considered a proper one and shall be included under the terms and subject to all conditions hereof. Neither you nor any of your correspondents shall be responsible for: (a) delay in arrival, or failure to arrive, of any property or any relative document; (b) delay in giving, or failure to give, notice of arrival or any other notice; (c) any breach of contract between the shipper(s) or vendor(s) and the consignee(s) or buyer(s); (d) failure of any draft to bear adequate reference to the Credit, or failure of any person to note the amount of any draft on the reverse side of the Credit or to surrender or to take up the Credit or to send forward documents apart from drafts as required by the terms of the Credit, each of which provisions, if contained in the Credit itself, it is agreed may be waived by you; (e) the fact that any instructions, oral or written, given to you purporting to be by us or on our behalf and believed by you in good faith and the exercise of ordinary care to be valid which pertain to the opening of the Credit, any extension, increase or other modification of the Credit or other action to be taken or omitted with reference thereto, were wholly or in part insufficient, erroneous, unauthorized, fraudulent or otherwise invalid; or (f) any other act or omission as to which banks are relieved from responsibility under the terms of the Uniform Customs or the Commercial Code. The happening of any one or more of the above-mentioned contingencies shall not affect, impair or prevent the vesting of any of your rights or powers hereunder. In case of any variation between document(s) presented and document(s) called for by the Credit or instructions by us and any document(s) accepted by you or your correspondents, we shall be deemed conclusively to have waived any right to object to such variation with respect to any action of yours or your correspondents relating to such document(s) and to have ratified and approved such action as having been taken at our direction, unless we, immediately upon receipt of such document or acquisition of knowledge of such variation, notify you in writing of our objection. You shall not in any way be liable for any failure by you or anyone else to pay or accept any draft or other demands for payment or acceptance under the Credit resulting from any censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure domestic or foreign government or agency or from any other cause beyond your control or the control of your correspondents, agents or sub-agents or for any loss or damage to us or anyone else resulting from any such failure to pay or accept, all such risks being expressly assumed by us.

     [7. We agree to procure promptly any necessary import and export or other licenses for the import or export or shipping of the property and to comply with all foreign and domestic governmental regulations in regard to the shipment of the property or the financing thereof, and to furnish such certificates in that respect as you may at any time require. We also agree to keep the property adequately covered by insurance satisfactory to you, in companies satisfactory to you, and to assign the policies or certificates of insurance to you, or to make the loss or adjustment, if any, payable to you, at your option; and to furnish you if demanded with evidence of acceptance by the insurers of such assignment.]

     8. Each of us agrees that the balance of every account of us or any of us with you and each claim of us or any of us against you existing from time to time, shall be subject to a lien and subject to be set off against any and all of the Obligations; and you may at any time or from time to time at your option and without notice appropriate and apply toward the payment of any of such Obligations the balance of each such account of us or any of us with you and each such claim of us or any of us against you, and we and each of us will continue liable for any deficiency.

     9. If we shall fail to perform any agreement contained herein or in any other instrument delivered to you by us or if we default in the punctual payment of any sum payable in respect of any of the Obligations, or upon the happening with respect to any of us of the following: (a) any proceedings being commenced by or against us or any of us under or purporting to be under any bankruptcy, reorganization, readjustment of debt, receivership, liquidation, dissolution, winding up, adjustment, composition or liquidation law or statute of any jurisdiction; (b) suspension or liquidation of our usual business; (c) insolvency; (d) dissolution (if we or any of us be a partnership or corporation); (e) application for, or appointment of, a conservator, rehabilitator or receiver of any of our property in any jurisdiction; [(f) death;] (g) any injunction, warrant of attachment or, judgment remaining undissolved, undischarged or unstayed for more than 90 days (whether or not consecutive); (h) assignment for benefit of creditors; (i) making or sending notice of an intended bulk sale; (j) acceleration of the maturity of any indebtedness for borrowed money; (k) failure after demand by you to furnish any requested financial information or to permit the inspection of books or records of account; (1) the making of any misrepresentation to you for the purpose of obtaining credit or an extension of credit - then and in any such event or at any time thereafter (unless all existing defaults in respect of the Obligations and Collateral shall have been cured to your satisfaction) any or all of the Obligations, although not yet due, shall, at your option, without notice or demand, forthwith become and be immediately due and payable, notwithstanding any time or credit otherwise allowed under any of said Obligations or under any instrument evidencing the same, [and you shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Commercial Code. The surplus, if any, of the net proceeds of any disposition of Collateral remaining after application thereof to payment in full of the Obligations shall be delivered to any one or more of us; and any such delivery shall discharge all responsibility of yours to us for such surplus. We shall remain liable to you for the payment of any deficiency, together with interest thereon until paid.]

     10. We hereby agree to indemnify you and your correspondents from and against all liability, loss or expense (including legal and other expenses incurred by you in enforcing your rights) incurred by you and/or any such correspondent as a consequence of: (a) any failure on our part duly to perform our agreements herein; (b) any matter or contingency referred to above in this Agreement; and/or (c) any action taken or omitted by you or any such correspondent at our request, except such, if any, liability, loss or expense as may be incurred as a result of bad faith or wilful misconduct on the part of you or any such correspondent. In furtherance and extension and not in limitation of the specific provisions set forth in this Agreement, any action taken or omitted by you or by any correspondent of yours, under or in connection with the Credit or the relative drafts, documents or property, if taken or omitted in good faith, shall be binding upon us and shall not put you or your correspondent under any resulting liability to us. We hereby agree at all times to protect, indemnify and save harmless you and your correspondents from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all loss, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which you or your correspondents may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of the Credit; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify you and your correspondents against any and all risks involved in the issuance of the Credit, all of which risks are hereby assumed by us. Our agreements in this Section 10 shall survive any payment of the Obligations and any termination of this Agreement.

     11. In the event that a determination is made by you in your sole discretion that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority central bank or comparable agency charged with the interpretation or administration thereof, or compliance by you with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on your capital as a consequence of your obligations to us or of this Agreement and any Credit related thereto to a level below that which you could have achieved but for such adoption, change, or compliance, we promise to pay on demand to you such additional amount or amounts as will compensate you for such reduction. A certificate from you as to the amount required to be paid by us under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

     12. As used herein, the term "property" includes all documents relative to, and any right to or interest in, any property or documents; the term "draft" includes a written request, order or demand for the payment of money, whether or not negotiable; and the term "document" includes any writing other than a draft. Credits payable against documents only shall be deemed payable against drafts in corresponding amounts for the purposes of Sections 1 and 2 of this Agreement.

     13. If this Agreement is signed by one individual, the term "we", "our", "us", shall be read throughout as "I", "my", "me", as the case may be. If this Agreement is signed by two or more parties, it shall be the joint and several agreement of such parties; and the words "we", "us", "our" and "undersigned", wherever used herein, shall be deemed to refer to such parties jointly and separately. This Agreement is to continue in force notwithstanding any change in the composition of any firm or firms, parties to this Agreement or drawers under any Credit. We represent and warrant that the execution, delivery and performance by us of this Agreement have been duly authorized by all necessary corporate and/or other action and that the making and performance hereof by us do not and will not contravene the terms of any existing law, agreement or instrument by which we are bound or to which we are subject.

     14. All communications to us shall be deemed to have been duly given when delivered in writing or by telex, telegram or cable to us at our address specified below or at such other address as we may hereafter specify to you in writing provided that such notice of such other address is actually received. Except as otherwise expressly provided herein, no other form of actual notice is hereby precluded. If we change our postal address or telex number we shall forthwith give notice to such effect to you.

     15. Notice of acceptance of this Agreement by you is waived. This Agreement and the rights and obligations of you and of the undersigned hereunder shall be governed by and construed in accordance with the law of the State of New York. Your options, powers and rights specified herein are in addition to those otherwise created or existing.

     16. Any legal action or proceeding with respect to this Agreement against the undersigned may be brought in the courts of the State of New York in the City of New York, or in the United States District Court for the Southern District of New York, as you may elect; and by execution and delivery of this Agreement, the undersigned hereby accepts, for the undersigned and in respect of the undersigned's property, generally and unconditionally the non-exclusive jurisdiction of such courts and hereby waives any objection that the undersigned may now or hereafter have to the laying of venue of any such action or proceeding in such court and any claim that any such action or proceeding has been brought in an inconvenient forum. The undersigned further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy thereof by registered or certified airmail, postage pre-paid, to the undersigned at its address given below; such service to be deemed completed and effective as from 30 days after such mailing. Nothing contained herein shall affect the right to serve process in any manner permitted by law or to commence any legal action or proceeding in any other jurisdiction.

     17. All provisions of this Agreement are subject to variation by express written agreement, either generally or in individual Credits.

     18. This Agreement constitutes a continuing agreement, applying to any and all future, as well as to existing, Credits.


Date: September 29, 1994                                 Bertelsmann, Inc.
                                                     --------------------------
                                                             Applicant

Telex No.: 212 782 1010                   By
                                            ------------------------------
                                            Name and Title: Bernard D____
                                                           VP Finance Controller


Telephone No.: 212 782 1110 Address: 1540 Broadway [1133 Avenue of the Americas]

                                     New York, New York 10036

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                           May 20, 1996
1540 Broadway                                               Dept.: LEX/FGY
New York, NY 10036-4094                                     Ref.: CFI-1/16981
                                                            Tel.: (212) 474-8180
Attn:  Mr. Bernie Derlath
       Vice President & Treasurer

Re: Tenth Amendment (this "Amendment") to the Letter Agreement dated February 26, 1987, as amended (the "Agreement")

--------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Agreement. Unless otherwise defined herein, terms defined therein are used with the same meaning herein.

The Bank is pleased to inform the Borrower that the Agreement, subject to satisfaction of the conditions precedent set forth below, is amended as follows:

The Final Maturity Date is hereby extended from July 1, 2000 to July 1, 2001. Accordingly, all references in the Letter Agreement to the Final Maturity Date shall be deemed references to July 1, 2001.

It is a condition precedent to the effectiveness of this Amendment that (i) the Bank shall have received a duly signed copy of this Amendment and the extension in writing of the "Garantie" of Bertelsmann AG to July 1, 2001 and (ii) the Bank shall be in possession of copies of all documents evidencing all necessary corporate action and governmental approvals, if any, with respect to the Agreement, any amendments thereto and any documents thereunder.

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

This Amendment is limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall continue in full force and effect.

If you agree with the foregoing, please sign and return to the Bank the enclosed copy of this Amendment and the documentation referred to above.

                                      Very truly yours,

                                      Deutsche Bank AG
                                      New York Branch/
                                      Cayman Islands Branch

                  /s/ Andreas Witt                        /s/ B. Hoeltz
                  ----------------------------            -------------
                  Andreas Witt                            Barbara Hoeltz
                  Assistant Vice President                Vice President

AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.


By: ___________________________                 By: ___________________________
Title:_________________________                 Title:_________________________

Deutsche Bank
Aktiengesellschaft

Bertelsmann, Inc.                                           May 23, 1997
1540 Broadway                                               Dept.: LEX/FGY
New York, NY 10036-4094                                     Ref.: CFI-1/29036
                                                            Tel.: (212) 469-8180
Attn:  Mr. Bernie Derlath
       Vice President & Treasurer

Re: Eleventh Amendment (this "Amendment") to the Letter Agreement dated February 26, 1987, as amended (the "Agreement")

--------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Agreement. Unless otherwise defined herein, terms defined therein are used with the same meaning herein.

The Bank is pleased to inform the Borrower that the Agreement, subject to satisfaction of the conditions precedent set forth below, is amended as follows:

The Final Maturity Date is hereby extended from July 1, 2001 to July 1, 2002. Accordingly, all references in the Letter Agreement to the Final Maturity Date shall be deemed references to July 1, 2002.

It is a condition precedent to the effectiveness of this Amendment that (i) the Bank shall have received a duly signed copy of this Amendment and the extension in writing of the "Garantie" of Bertelsmann AG to July 1, 2002 and (ii) the Bank shall be in possession of copies of all documents evidencing all necessary corporate action and governmental approvals, if any, with respect to the Agreement, any amendments thereto and any documents thereunder.

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

This Amendment is limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall continue in full force and effect.

If you agree with the foregoing, please sign and return to the Bank the enclosed copy of this Amendment and the documentation referred to above.

                                       Very truly yours,

                                       Deutsche Bank AG
                                       New York Branch/
                                       Cayman Islands Branch

                  /s/ Sherine Fanous                     /s/ B. Hoeltz
                  ------------------                     -------------
                  Sherine Fanous                         Barbara Hoeltz
                  Vice President                         Vice President

AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.


By: ___________________________                 By: ___________________________
Title:_________________________                 Title:_________________________

June 26, 1998                                       Deutsche Bank


Bertelsmann, Inc.                                   Deutsche Bank AG New York
1540 Broadway                                       31 West 52nd Street
New York, NY 10036-4094                             New York, New York 10019
                                                    Tel 212 469 8000
Attn:  Mr. Bernie Derlath
       Vice President & Treasurer

Re: Twelfth Amendment (this "Amendment") to the Letter Agreement dated February 26, 1987, as amended (the "Agreement")

-------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Agreement. Unless otherwise defined herein, terms defined therein are used with the same meaning herein.

The Bank is pleased to inform the Borrower that the Agreement, subject to satisfaction of the conditions precedent set forth below, is amended as follows:

The Final Maturity Date is hereby extended from July 1, 2002 to July 1, 2003. Accordingly, all references in the Letter Agreement to the Final Maturity Date shall be deemed references to July 1, 2003.

It is a condition precedent to the effectiveness of this Amendment that (i) the Bank shall have received a duly signed copy of this Amendment and the extension in writing of the "Garantie" of Bertelsmann AG to July 1, 2003 and (ii) the Bank shall be in possession of copies of all documents evidencing all necessary corporate action and governmental approvals, if any, with respect to the Agreement, any amendments thereto and any documents thereunder.

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

This Amendment is limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall continue in full force and effect.

If you agree with the foregoing, please sign and return to the Bank the enclosed copy of this Amendment and the documentation referred to above.

                                    Very truly yours,

                                    Deutsche Bank AG
                                    New York Branch/
                                    Cayman Islands Branch

                  /s/ O. Schwartz                        /s/ B. Hoeltz
                  -------------------------------        -------------
                  Oliver Schwarz                         Barbara Hoeltz
                  Assistant Vice President               Vice President

AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.


By: ___________________________                 By: ___________________________
Title:_________________________                 Title:_________________________

April 14, 1999                                         Deutsche Bank

Bertelsmann, Inc.                                      Deutsche Bank AG New York
1540 Broadway                                          31 West 52nd Street
New York, NY 10036-4094                                New York, New York 10019
                                                       Tel 212 469 8000
Attn: Mr. Bernie Derlath,
      Vice President & Treasurer

Re: Thirteenth Amendment (this "Amendment") to the Letter Agreement dated February 26, 1987, as amended (the "Agreement")

--------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Agreement. Unless otherwise defined herein, terms defined therein are used with the same meaning herein.

The Bank is pleased to inform the Borrower that the Agreement, subject to satisfaction of the conditions precedent set forth below, is amended as follows:

(1) We make this Facility available to you as part of the Langfristige Barkreditlinie (the "Long Term Credit Line") in accordance with the letter agreement of March 11, 1999 between Bertelsmann AG and Deutsche Bank AG (the "German Loan Agreement"). The aggregate principal amount available under this Facility (the "US Sub-Limit") currently shall not exceed US$50,000,000. The US Sub-Limit may be reduced or increased as provided in the German Loan Agreement, and shall reduce the aggregate principal amount available to Bertelsmann AG under the Long Term Credit Line in Germany accordingly.

(2) The Final Maturity Date is hereby extended from July 1, 2003 to September 30, 2004. On September 30 of each year, the Final Maturity Date shall be extended for one additional year, unless the Bank has terminated such extension until June 30 of such year. Accordingly, all references in the Letter Agreement to the Final Maturity Date shall be deemed references to September 30, 2004, and, upon extension as provided in the foregoing sentence, to the Final Maturity Date as extended.

It is a condition precedent to the effectiveness of this Amendment that the Bank shall have received (i) a duly signed copy of this Amendment and (ii) the executed "Garantie" of Bertelsmann AG in the form provided in the German Loan Agreement. Further, the Bank shall be in possession of copies of all documents evidencing all necessary corporate action and governmental approvals, if any, with respect to the Agreement, any amendments thereto and any documents thereunder.

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

This Amendment is limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement. Except as expressly modified hereby, all of the terms and provision of the Agreement shall continue in full force and effect.

If you agree with the foregoing, please sign and return to the Bank the enclosed copy of this Amendment and the documentation referred to above.

                                     Very truly yours,

                                     Deutsche Bank AG
                                     New York Branch/
                                     Cayman Islands Branch

                  /s/ O. Schwartz                           /s/ B. Hoeltz
                  -----------------------------             -------------
                  Oliver Schwarz                            Barbara Hoeltz
                  Assistant Vice President                  Vice President


AGREED TO AND ACCEPTED BY:
Bertelsmann, Inc.


By: ___________________________                 By: ___________________________
Title:_________________________                 Title:_________________________